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                                                                     EXHIBIT 11

         STATEMENT REGARDING COMPUTATION OF DILUTED EARNINGS PER SHARE

                                         THREE          THREE
                                         MONTHS         MONTHS
                                         ENDED          ENDED
                                       3/31/98         3/31/97
                                      ----------      ----------
Weighted average shares
        outstanding                   10,286,000      9,770,000 (A)

Weighted average common stock
   equivalents outstanding:
        Common stock
        Options                        1,094,000
        Warrants                         171,000
                                     -----------
        Total                          1,265,000

Assumed treasury stock
  repurchases:
        Common stock
        Options                          953,000
        Warrants                          35,000
                                     -----------
        Total                            988,000

Net weighted average common stock    -----------
   equivalents                           277,000



Total diluted weighted average
   common stock and common stock     -----------
   equivalents outstanding            10,563,000
                                     -----------


Note A: The effect of common stock equivalents was excluded from the calculation for the three months ended March 31, 1997 due to the net loss recorded for the period.